Exhibit 99.1

BMHC ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

SAN FRANCISCO (October 25, 2007) - Building Materials Holding Corporation (NYSE: BLG), a leading provider of construction services and building materials to professional residential builders and contractors, today reported sales for the third quarter of 2007 decreased 24% to $618 million from $818 million in the same quarter a year ago. For the nine months, sales decreased 28% to $1.9 billion from $2.6 billion in the same period of 2006.

Net income for the third quarter of 2007 decreased to $4.2 million or $0.14 per share from $35.3 million or $1.20 per share in the same quarter a year ago. For the nine months ended September 30, 2007, net income decreased to $18.6 million or $0.63 per share from $97.6 million or $3.30 per share in the same period of 2006.

Income from discontinued operations included a gain from the September 2007 sale of three BMC West distribution operations and their related operating results. Net income from these discontinued operations was $3.1 million or $0.10 per share for the quarter, $0.9 million or $0.03 per share in the same quarter a year ago, $4.3 million or $0.15 per share for the nine months and $2.0 million or $0.07 per share for the same period a year ago.

Commenting on third quarter results, Robert E. Mellor, Chairman, President and Chief Executive Officer, stated, “Our third quarter results reflect the continued deterioration of the homebuilding market. Throughout the quarter, negative macroeconomic factors such as declining housing permits, ongoing mortgage market difficulties and the substantial inventory of unsold homes have continued to impact participants in the homebuilding industry. In this challenging business environment, we have remained focused on managing costs, maintaining a solid balance sheet and generating operating cash flow.”

Segment Financial Performance

BMC West Segment Operating Results
(thousands)

	Three Months Ended September 30		$	%	Nine Months Ended September 30		$	%
	2007	2006	Change	Change	2007	2006	Change	Change
Sales	$319,728	$379,780	$(60,052)	(16)%	$928,039	$1,168,256	$(240,217)	(21)%

Income from continuing operations	$20,623	$31,403	$(10,780)	(34)%	$63,219	$99,471	$(36,252)	(36)%

For the quarter, BMC West sales decreased 16% to $320 million from $380 million in the same quarter of 2006. For the nine months, sales decreased 21% to $928 million from $1.2 billion in the same period of 2006. Sales declined in all of our regions consistent with lower building permits relative to the prior year.

For the quarter, income from continuing operations decreased 34% to $20.6 million from $31.4 million in the same quarter of 2006. For the nine months, income from continuing operations decreased 36% to $63.2 million from $99.5 million in the same period of 2006. The decline in income from continuing operations was due to lower sales, partially offset by lower selling, general and administrative expenses as well as a gain recognized in the previous quarter for the sale of real estate related to a relocation of an operation in Texas.

Income from discontinued operations reflects a $3.7 million non-operating gain for a portion of the real estate associated with the September 2007 sale of three building materials distribution operations in Western Colorado as well as their results of operations prior to the sale. These business units were previously reported as a component of BMC West and were approximately 3% of sales and 5% of operating results for this segment.

SelectBuild Segment Operating Results
(thousands)

	Three Months Ended September 30		$	%	Nine Months Ended September 30		$	%
	2007	2006	Change	Change	2007	2006	Change	Change
Sales	$298,552	$438,014	$(139,462)	(32)%	$937,774	$1,438,243	$(500,469)	(35)%

Income from operations	$3,408	$36,918	$(33,510)	(91)%	$21,696	$130,091	$(108,395)	(83)%

For the quarter, SelectBuild sales decreased 32% to $299 million from $438 million in the same quarter of 2006. Sales were lower due to the sharp decline in home construction by high-volume homebuilders. Sales were particularly weak in our Pacific and Southeast regions.

For the nine months, sales decreased 35% to $938 million from $1.4 billion in the same period of 2006. Sales from comparable operations decreased 40% or $571 million for the period. Sales from acquisitions not present in the same period of 2006 were 7% or $70 million of sales.

For the quarter, income from operations decreased 91% to $3.4 million from $36.9 million in the same quarter of 2006.

For the nine months, income from operations decreased 83% to $21.7 million from $130.1 million in the same period a year ago. Income from operations for comparable operations decreased 90% or $116.8 million. Acquisitions not present in the same period of 2006 were 39% or $8.4 million of income from operations. Income from operations declined due to lower sales and competitive pressure on margins.

Corporate
(thousands)
	Three Months Ended September 30		$	%	Nine Months Ended September 30		$	%
	2007	2006	Change	Change	2007	2006	Change	Change
Corporate general and administrative	$ 13,896	$ 5,587	$ 8,309	(149)%	$ 37,679	$ 49,781	$(12,102)	(24)%

Corporate represents expenses to support the operations of our business segments, SelectBuild and BMC West. These expenses were $8.3 million more than the same quarter a year ago. The third quarter of 2006 included a reduction of $9.9 million in the actuarial estimate of insurance expense as a result of improved claims experience. Excluding this reduction in the actuarial estimate, corporate expenses decreased due to lower compensation, including incentives.

For the nine months, interest expense was 28% or $5.8 million more than the same period a year ago. The increase was due to rising interest rates as well as a larger average balance of debt outstanding.

Our combined federal and state tax rate for continuing operations decreased for the quarter and nine months due to tax credits and lower operating results.

Conference Call and Webcast
Management will host a conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call may be accessed by dialing 800-798-2796 (Domestic), or 617-614-6204 (International), pass code 67449919. A replay will be available through Thursday, November 1, 2007 by dialing 888-286-8010 (Domestic) or 617-801-6888 (International). The required pass code for the replay is 88206814. The live conference call and replay can also be accessed via audio webcast at BMHC’s website at www.bmhc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, but are not limited to:
•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	our ability to implement and maintain cost structures that align with revenue growth;
•	changes in the business models of our customers may limit our ability to provide construction services and building products required by our customers;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;

•	intense competition;
•	weather conditions, including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:
•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Operations
(thousands, except per share data)
(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Sales
Construction services	$351,738	$485,790	$1,076,735	$1,595,579
Building products	266,542	332,004	789,078	1,010,920
Total sales	618,280	817,794	1,865,813	2,606,499

Costs and operating expenses
Cost of goods sold
Construction services	307,192	400,371	927,459	1,314,028
Building products	193,073	238,676	572,578	737,168
Impairment of assets	—	—	—	2,237
Selling, general and administrative expenses	109,718	117,790	332,729	377,311
Other income, net	(1,838)	(1,777)	(14,189)	(4,026)
Total costs and operating expenses	608,145	755,060	1,818,577	2,426,718

Income from operations	10,135	62,734	47,236	179,781

Interest expense	8,751	8,566	26,470	20,621

Income from continuing operations before income taxes and minority interests	1,384	54,168	20,766	159,160

Income taxes (benefit)	(148)	17,370	5,674	55,068
Minority interests income, net of income taxes	(414)	(2,398)	(790)	(8,472)

Income from continuing operations	1,118	34,400	14,302	95,620

Income from discontinued operations prior to sale	1,178	1,537	3,220	3,193
Gain on sale of discontinued operations	3,722	—	3,722	—
Income taxes	1,850	589	2,625	1,221

Income from discontinued operations	3,050	948	4,317	1,972

Net income	$4,168	$35,348	$18,619	$97,592

Net income per share:
Continuing operations	$0.04	$1.20	$0.50	$3.35
Discontinued operations	0.10	0.04	0.15	0.07
Basic	$0.14	$1.24	$0.65	$3.42

Continuing operations	$0.04	$1.17	$0.48	$3.23
Discontinued operations	0.10	0.03	0.15	0.07
Diluted	$0.14	$1.20	$0.63	$3.30

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands, except per share data)
(unaudited)

	September 30	December 31		September 30	December 31
	2007	2006		2007	2006
Assets			Liabilities, Minority Interests and Shareholders’ Equity
Cash and cash equivalents	$33,604	$74,272
Marketable securities	6,623	4,337	Accounts payable	$115,432	$109,129
Receivables, net of allowances			Accrued compensation	42,079	48,180
of $4,968 and $4,487	292,048	276,497	Insurance deductible reserves	28,824	24,931
Inventory	135,954	141,457	Other accrued liabilities	36,419	103,145
Unbilled receivables	54,585	43,527	Billings in excess of costs and
Deferred income taxes	11,456	8,914	estimated earnings	30,412	27,622
Prepaid expenses and other	15,075	11,153	Current portion of long-term debt	4,971	8,143
Assets of discontinued operations	1,560	6,254	Liabilities of discontinued operations	2,348	2,461
Current assets	550,905	566,411	Current liabilities	260,485	323,611

Property and equipment			Deferred income taxes	13,951	9,138
Land	62,736	61,217	Insurance deductible reserves	26,542	25,841
Buildings and improvements	138,095	136,659	Long-term debt	373,885	349,161
Equipment	193,658	186,956	Other long-term liabilities	39,211	41,390
Construction in progress	7,305	8,579
Accumulated depreciation	(154,119)	(136,020)	Minority interests	3,028	7,141
Marketable securities	52,192	53,513
Deferred loan costs	4,639	5,481	Commitments and contingent liabilities	—	—
Other long-term assets	31,112	26,975
Other intangibles, net	98,966	108,792	Shareholders’ equity
Goodwill	320,841	308,000	Common shares, $0.001 par value:
Assets of discontinued operations	—	2,348	authorized 50 million; issued
	$1,306,330	$1,328,911	and outstanding 29.4 and 29.2
			million shares	29	29
			Additional paid-in capital	161,876	154,405
			Retained earnings	428,752	418,927
			Accumulated other comprehensive
			income (loss), net	(1,429)	(732)
			Shareholders’ equity	589,228	572,629
				$1,306,330	$1,328,911

Building Materials Holding Corporation
Consolidated Statements of Cash Flows
(thousands)
(unaudited)

	Nine Months Ended September 30
Operating Activities	2007	2006
Net income	$18,619	$97,592

Items in net income not using (providing) cash:
Minority interests, net	790	8,472
Impairment of assets	—	2,237
Depreciation and amortization	36,509	33,277
Deferred loan cost amortization	842	685
Share-based compensation	6,698	6,851
Gain on sale of discontinued operations	(3,722)	—
Gain on sale of assets, net	(8,738)	(126)
Realized loss on marketable securities	15	231
Deferred income taxes	3,649	2,509
Changes in assets and liabilities, net of effects of acquisitions of business units:
Receivables, net	(14,498)	31,834
Inventory	5,482	11,751
Unbilled receivables	(11,058)	2,323
Prepaid expenses and other current assets	(3,946)	(2,745)
Accounts payable	9,543	(13,899)
Accrued compensation	(6,051)	(5,033)
Insurance deductible reserves	3,893	2,243
Other accrued liabilities	(10,392)	15,608
Billings in excess of costs and estimated earnings	2,790	(6,787)
Other long-term assets and liabilities	(10,595)	(8)
Other, net	461	(19)
Cash flows provided by operating activities	20,291	186,996

Investing Activities
Purchases of property and equipment	(21,771)	(47,805)
Acquisitions and investments in businesses, net of cash acquired	(76,440)	(200,725)
Proceeds from dispositions of property and equipment	16,325	1,823
Proceeds from sale of discontinued operations	9,592	—
Purchase of marketable securities	(26,447)	(38,492)
Proceeds from sales of marketable securities	26,161	20,540
Other, net	(290)	(3,188)
Cash flows used by investing activities	(72,870)	(267,847)

Financing Activities
Net borrowings under revolver	28,700	110,700
Principal payments on term notes	(2,625)	(2,813)
Net payments on other notes	(4,523)	(984)
(Decrease) Increase in book overdrafts	(275)	1,793
Proceeds from share options exercised	167	663
Tax benefit for share-based payments	249	707
Dividends paid	(8,771)	(7,951)
Deferred financing costs	—	(583)
Distributions to minority interests	(1,223)	(3,980)
Other, net	212	540
Cash flows provided by financing activities	11,911	98,092

(Decrease) Increase in Cash and Cash Equivalents	(40,668)	17,241

Cash and cash equivalents, beginning of period	74,272	30,078
Cash and cash equivalents, end of period	$33,604	$47,319

Supplemental Disclosure of Cash Flow Information
Accrued but unpaid dividends	$2,938	$2,903
Cash paid for interest	$25,595	$18,905
Cash paid for income taxes	$7,569	$60,505

Building Materials Holding Corporation
Segment Information
(thousands)
(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Sales
SelectBuild	$298,552	$438,014	$937,774	$1,438,243
BMC West	319,728	379,780	928,039	1,168,256
	$618,280	$817,794	$1,865,813	$2,606,499

Income from operations
SelectBuild	$3,408	$36,918	$21,696	$130,091
BMC West	20,623	31,403	63,219	99,471
Corporate and other	(13,896)	(5,587)	(37,679)	(49,781)
	$10,135	$62,734	$47,236	$179,781

We evaluate our results of operations including and excluding acquisitions. We believe a presentation of sales and income from operations excluding recent acquisitions enhances an understanding of the acquisitions as well as comparable operations for the respective periods.

A reconciliation of sales and income from operations before recent acquisitions for the three and nine months ended September 30, 2007 and 2006 is provided in the following table:

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Sales
SelectBuild	$298,552	$438,014	$937,774	$1,438,243
Less: Acquisitions	(4,776)	—	(70,121)	—
	293,776	438,014	867,653	1,438,243

BMC West	319,728	379,780	928,039	1,168,256
Less: Acquisitions	—	—	(9,422)	—
	319,728	379,780	918,617	1,168,256
	$613,504	$817,794	$1,786,270	$2,606,499

Income from operations
SelectBuild	$3,408	$36,918	$21,696	$130,091
Less: Acquisitions	387	—	(8,400)	—
	3,795	36,918	13,296	130,091

BMC West	20,623	31,403	63,219	99,471
Less: Acquisitions	—	—	312	—
	20,623	31,403	63,531	99,471

Corporate and other	(13,896)	(5,587)	(37,679)	(49,781)
	$10,522	$62,734	$39,148	$179,781